UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 20, 2016

Commission File Number: 0-24260

Amedisys, Inc.

(Exact name of registrant as specified in charter)

Delaware	11-3131700
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

5959 S. Sherwood Forest Blvd., Baton Rouge, LA 70816

(Address of principal executive offices, including zip code)

(225) 292-2031 or (800) 467-2662

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Julie D. Klapstein, Richard A. Lechleiter and Jeffrey A. Rideout, MD to the Amedisys, Inc. Board of Directors

On April 26, 2016, the Board of Directors (the “Board”) of Amedisys, Inc. (the “Company”) announced that, upon the recommendation of the Nominating and Corporate Governance Committee of the Board and by unanimous vote of the Board, effective April 20, 2016, the size of the Board has been increased by three directors to a total of ten directors, and Julie D. Klapstein, Richard A. Lechleiter and Jeffrey A. Rideout, MD, were immediately appointed to fill the resulting vacancies. There are no arrangements between Ms. Klapstein, Mr. Lechleiter or Dr. Rideout and any other person pursuant to which they were selected to become directors. It is intended that Ms. Klapstein, Mr. Lechleiter and Dr. Rideout will be nominees for election to the Board at the Company’s 2016 Annual Meeting of stockholders to be held in June 2016.

Contemporaneously with their appointment to the Board, (i) Ms. Klapstein was appointed to the Compensation, Nominating and Corporate Governance and Quality of Care Committees of the Board, (ii) Mr. Lechleiter was appointed to the Audit, Compliance and Ethics and Nominating and Corporate Governance Committees of the Board, and (iii) Dr. Rideout was appointed to the Compliance and Ethics, Nominating and Corporate Governance and Quality of Care Committees of the Board.

As a non-employee director, each of Ms. Klapstein, Mr. Lechleiter and Dr. Rideout will receive the Company’s standard non-employee director compensation, as described in the Company’s Proxy Statement for its 2015 Annual Meeting of Stockholders, as filed with the United States Securities and Exchange Commission on April 30, 2015 (the “2015 Proxy Statement”), including a restricted stock grant effective May 1, 2016, of 462 shares of nonvested Company common stock, 100% of which will vest on June 2, 2016, predicated upon each director’s continued service as a non-employee director through the vesting date. In connection with their service on the Board, the Company and each of Ms. Klapstein, Mr. Lechleiter and Dr. Rideout have entered into an Indemnification Agreement, a form of which was previously filed as Exhibit 10.1 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008. Ms. Klapstein, Mr. Lechleiter and Dr. Rideout are not party to any transaction with the Company that would require disclosure under Item 404(a) of Regulation S-K.

Ms. Klapstein, 61, was the founding Chief Executive Officer of Availity, LLC, one of the nation’s largest health information networks optimizing the automated delivery of critical business and clinical information among healthcare stakeholders. Ms. Klapstein was the Chief Executive Officer and board member of Availity for 11 years. Ms. Klapstein’s 30+ years of experience in the healthcare information technology industry include executive roles at Phycom, Inc. as Chief Executive Officer, Sunquest Information Systems (EVP); SMS’ Turnkey Systems Division (now Siemens Medical Systems) and GTE Health Systems. She currently serves on the board of directors for eSolutions, Inc., specializing, in revenue cycle management solutions, Dominion Diagnostics, LLC, a firm specializing in laboratory services, and the Grand Canyon Association, the official nonprofit partner of the Grand Canyon National Park. Ms. Klapstein was a past director for two public boards: Annies, Inc. and Standard Register and has been a director for multiple private companies. Ms. Klapstein earned her bachelor’s degree from Portland State University in Portland, Oregon. She is the recipient of multiple awards for top business leadership.

Mr. Lechleiter, 57, has been the President of the Catholic Education Foundation of Louisville since 2014. Previously, from 2002 until 2014, he was Executive Vice President and Chief Financial Officer of Kindred Healthcare, Inc., a leading publicly traded national healthcare services company. Prior to joining Kindred Healthcare, Inc., Mr. Lechleiter was Vice President and Chief Accounting Officer of Humana, where he played a key role in the spin-off of Humana’s hospital business and joined the new company, Galen Health Care, Inc., as Chief Accounting Officer. Galen Health Care, Inc., ultimately became a part of Columbia/HCA Healthcare Corp. Mr. Lechleiter has served as a member of the Board of Directors of Stock Yards Bancorp, a public bank holding company, for nine years. Mr. Lechleiter is a former certified public accountant and received his undergraduate degree in accounting from Xavier University.

Dr. Rideout, MD, 54, is President and Chief Executive Officer of the Integrated Healthcare Association, a California statewide multi-stakeholder leadership group that promotes quality improvement, accountability and affordability of health care. He joined Integrated Healthcare Association in May of 2015. Dr. Rideout has also served as a Senior Advisor to GE Healthcare Ventures since March 2014, focusing on new business development related to Digital Health and Digital Therapeutics, including assessing and accelerating new early stage solutions and companies. Dr. Rideout holds academic appointments with Stanford University (since January 2014) and University of California Berkeley Haas School of Business (since January 2008, and previously from January 2002 to January 2004), teaching on topics related to healthcare technology, services and investment. Previously, from June 2013 until June 2015, Dr. Rideout served as the Senior Medical Advisor for Covered California, the state based insurance exchange for California, and was responsible for quality and network management and all physician and hospital relations. From July 2009 until June 2013, Dr. Rideout was Senior Vice President, Chief Medical Officer for The TriZetto Group, leading strategy around development and delivery of a comprehensive suite of products and services that enable payers, providers and employers improve the cost and quality of care for consumers. Dr. Rideout also served as the global leader of the healthcare division for Cisco Systems Internet Business Solutions Group, and Cisco’s Chief Medical Officer. While at Cisco, Dr. Rideout also served as a member of the American Health Information Community (AHIC’s) Chronic Care Workgroup for the US Department of Health and Human Services. Dr. Rideout was at Cisco from April 2004 to August 2007. Prior to Cisco, Dr. Rideout was President and CEO of Blue Shield of California Foundation, Chief Medical Officer and SVP for Blue Shield of California and head of Quality Management for Blue Cross of California/WellPoint. Dr. Rideout is currently board chair for Contra Costa Interfaith Housing, which provides permanent housing to low income families in Contra Costa County, California. He is also a 14 year board member and volunteer for Medical Teams International, an international medical relief organization based in Portland, Oregon. Dr. Rideout completed his residency training in internal medicine at University of California, San Francisco and is a Fellow of the American College of Physicians. He received his medical degree from Harvard Medical School and his undergraduate degree from Stanford University. He also holds a master’s degree in Philosophy, Politics, and Economics from Oxford University where he studied as a Rhodes Scholar.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 20, 2016, the Board approved an amendment (the “Amendment”) to Section 3.2 of the Composite By-Laws of the Company (the “By-Laws”) increasing the maximum number of directors that may serve on the Board to 15 persons.

The Amendment is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Section 7 – Regulation FD

Item 7.01.	Regulation FD Disclosure.

On April 26, 2016, the Company issued a press release announcing the appointment of Ms. Klapstein, Mr. Lechleiter and Dr. Rideout to the Board, a copy of which is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K.

The information included in this Current Report on Form 8-K under this Item 7.01 (including Exhibit 99.1 hereto) is being “furnished” and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of Section 18, nor shall it be incorporated by reference into a filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing. The information included in this Current Report on Form 8-K under this Item 7.01 (including Exhibit 99.1 hereto) will not be deemed an admission as to the materiality of any information required to be disclosed solely to satisfy the requirements of Regulation FD.

Section 9 - Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

3.1	Amendment to By-Laws

99.1	Press Release dated April 26, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMEDISYS, INC.

By:	/s/ Paul B. Kusserow
Paul B. Kusserow
President and Chief Executive Officer

DATE: April 26, 2016

EXHIBIT INDEX

Exhibit Number	Description

3.1	Amendment to By-Laws

99.1	Press Release dated April 26, 2016